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                                                                    Exhibit 3.32

                            ARTICLES OF ORGANIZATION

                                       OF

                            MERITAGE HOLDINGS, L.L.C.

         The undersigned, a natural person of the age of eighteen years or more, acting as the organizer of a limited liability company under the Texas Limited Liability Company Act, hereby adopts the following Articles of Organization for the limited liability company (the "Company"):

                                   ARTICLE ONE

         The name of the Company is Meritage Holdings, L.L.C.

                                   ARTICLE TWO

         The period of duration of the Company is perpetual, subject to termination in accordance with the Regulations of the Company.

                                  ARTICLE THREE

         The purpose for which the Company is organized is to transact any and all lawful business for which limited liability companies may be organized under the Texas Limited Liability Company Act.

                                  ARTICLE FOUR

         The street address of the initial registered office of the Company is 350 North St. Paul Street, Suite 2900, Dallas, Texas 75201 and the name of the initial registered agent of the Company is CT Corporation System.

                                  ARTICLE FIVE

         The Company will not have managers, but will be managed by its member. The name and address of the sole member of the Company are:

                    Name                                Address
                    ----                                -------

          Legacy/Monterey Homes, L.P.             4050 West Park Blvd.
                                                  Plano, Texas 75093

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                                   ARTICLE SIX

         The name and address of the organizer are:

                    Name                               Address
                    ----                               -------

             Laurie S. Dennis.                     1601 Elm Street
                                                   Suite 3000
                                                   Dallas, Texas 75201

         IN WITNESS WHEREOF, these Articles of Organization have been signed on this 22nd day of August, 2001.

                                                   /s/ Laurie S. Dennis
                                                   ---------------------------
                                                   Laurie S. Dennis